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                                                                   EXHIBIT 10.10

                             CONTRIBUTION AGREEMENT


                                  BY AND AMONG

                   ALLEN & O'HARA EDUCATIONAL PROPERTIES, LLC
                     a Tennessee limited liability company,


                               As the Contributor,

                              ALLEN & O'HARA, INC.,
                            a Tennessee corporation,

                                THOMAS J. HICKEY,

                               CRAIG L. CARDWELL,

                                RANDALL H. BROWN,

                                WILLIAM W. HARRIS

                                       and

                                WALLACE L. WILCOX

                                As the Designees,

                                       AND

                   EDUCATION REALTY OPERATING PARTNERSHIP, LP,
                         a Delaware limited partnership,

                                 as the Acquirer






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                             CONTRIBUTION AGREEMENT

         THIS CONTRIBUTION AGREEMENT (this "Agreement") is made as of the 20th day of September, 2004 by and among ALLEN & O'HARA EDUCATIONAL PROPERTIES, LLC., a Tennessee limited liability company ("Contributor"); ALLEN & O'HARA, INC., a Tennessee corporation, THOMAS J. HICKEY, CRAIG L. CARDWELL, RANDALL H. BROWN, WILLIAM W. HARRIS and WALLACE L. WILCOX (sometimes hereinafter individually referred to as a "Designee" and collectively referred to as the "Designees"); and EDUCATION REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership (the "Acquirer").

                                    RECITALS

         A. Contributor owns 50% of the property known as The Gables Apartments located in Bowling Green, Kentucky and including all of the following described property (collectively the "Property"):

                  (1) The real property located in Bowling Green, Warren County, Kentucky. and being more particularly described on Exhibit A attached hereto and incorporated herein by this reference, together with any rights and appurtenances pertaining to such real estate, including, without limitation, any and all rights of Contributor and The Gables, LLC, a Kentucky limited liability company ("The Gables, LLC" together with Contributor being the "Seller") , if any, in and to adjacent roads, alleys, easements, streets and ways (collectively, the "Land"),

                  (2) All improvements, structures and fixtures placed, constructed or installed on the Land (collectively the "Improvements"),

                  (3) All (A) mechanical systems and the fixtures and equipment related thereto comprising part of or attached to or located upon the Improvements, including, but not limited to, electrical systems, plumbing systems, heating systems, air conditioning systems, (B) carpets, drapes, blinds and other furnishings owned by Seller and comprising a part of or attached to or located upon the Improvements, (C) appliances owned by Seller; (D) maintenance equipment, supplies and tools owned by Seller and used in connection with the Improvements, and (E) other machinery, equipment, fixtures, supplies (including marketing supplies) and personal property of every kind and character owned by Seller and located in or on or used in connection with the Land or the Improvements or the operations thereon (collectively the "Personal Property");

                  (4) Seller's interest in leases, lease commitments and all other rental agreements (collectively, the "Leases") with tenants occupying space situated in the Improvements or otherwise having rights with regard to use of the Land or the Improvements, and all security deposits or like payments, if any, paid by tenants in connection herewith;

                  (5)      Seller's interest, to the extent assignable, in all
(A) brokerage or tenant locator contracts, (B) management agreements, cable or subscription television agreements, (C) labor union contracts, (D) maintenance, repair, service and pest control contracts (including but no limited to janitorial, elevator and landscaping agreements), and (E) all other contracts pursuant to which services or goods are provided to the Property (collectively, the "Service Contracts");

                  (6) Seller's interest in all furniture, fixture and equipment leases, to the extent the same are assignable by Seller (the "Personalty Leases"); and


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                  (7)      All intangible property owned or held by Seller or in
which Seller has an interest, if any, in connection with any of the Land or Improvements or the operations thereon including, without limitation, Seller's interest in all warranties, guaranties and bonds relating to the Land, the Improvements or the Personal Property, to the extent same are assignable and all site plans, surveys, plans and specifications (to the extent Seller owns and has rights to transfer such property), floor plans, art work, brochures, tenant histories in Seller's possession or in the possession of Seller's leasing and management agents of the Property and which relate to the Land, the Improvements or the Personal Property, and the right to the use thereof, including but not limited to the Seller's rights under governmental permits or approvals, and the right to the use of (without warranty as to exclusivity or otherwise) any names, marks, trade marks, trade names and telephone numbers and listings employed in connection with the Land or the Improvements or the operations thereon (collectively, the "Intangible Property").

         B. Acquirer desires to acquire, and the Contributor desire to sell, all of its interest in the Property.

                                    AGREEMENT

         NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                THE CONTRIBUTION

         1.1 Contribution of the Property. The Contributor agrees to contribute and transfer a all if its interest in the Property (the "Transferred Property") to the Acquirer (such contribution and transfer being the "Contribution"), and the Acquirer agrees to accept the transfer of the Transferred Property pursuant to the terms and conditions set forth in this Agreement. Although the Property is encumbered by a deed of trust securing a loan (the "Property Loan") as described in Section 1.1 of the Disclosure Schedule attached hereto as Exhibit B (the "Disclosure Schedule"), the Transferred Property shall be transferred to the Acquirer free and clear of any other claim, lien, charge, security interest, mortgage, deed of trust, encumbrance, purchase right or other right of any nature whatsoever of any third party ("Liens").

         1.2 Consideration. The total consideration (the "Consideration") for which the Contributor agree to contribute and assign the Transferred Property to the Acquirer, and which the Acquirer agrees to pay or deliver to the Contributor (or the Contributor's designee for such payment and delivery), subject to the terms of this Agreement, shall equal 50% of the difference between $5,617,041 and the outstanding principal balance and accrued interest of the Property Loan on the Closing Date (as hereinafter defined), as adjusted pursuant to Section 1.5, and shall be comprised of (a) cash in the amount of $489,686 and (b) the balance in units of limited partnership interest in the Acquirer ("Units") having a per Unit value equal to the per share price at which the common stock (the "Common Stock") of Education Realty Trust, Inc., a Maryland corporation (the "REIT"), are offered to the public in the underwritten initial public offering of the Common Stock (the "Public Offering") before any discounts or fees paid to underwriters. Contributor hereby directs the Acquirer to pay, issue and distribute (as applicable) the Consideration on the Closing Date to the Designees in such amounts set forth on Schedule I attached hereto. No fractional Units will be issued as Consideration hereunder, but in lieu of


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issuing fractional Units, the value thereof shall be paid in cash. The
Contributor and Designees that obtain Units acknowledge that any certificates evidencing the Units will bear appropriate legends indicating (i) that the Units have not been registered under the Securities Act of 1933, as amended ("Securities Act"), and (ii) that the Acquirer's Agreement of Limited Partnership (the "Acquirer's Partnership Agreement") will restrict the transfer of the Units. The Contributor or any Designee (provided the Designee is an accredited investor) that receives Units shall upon receipt of the Units become a limited partner of the Acquirer and shall execute the Acquirer's Partnership Agreement. Except as otherwise expressly set forth in this Agreement, the Contributor acknowledges and agrees that once the Closing (as hereinafter defined) occurs, the Contributor shall no longer hold any right, title or interest in the Property (except through its ownership of the Acquirer).

         1.3 Redemption Rights for Units. Each Unit shall be redeemable at the option of the holder, in accordance with, but subject to the restrictions contained in, the Acquirer's Partnership Agreement; provided, however, that such redemption option may not be exercised prior to the first anniversary of the Closing Date.

         1.4 Tax Consequences to Contributor. To the extent the consideration payable to the Contributor takes the form of cash, the parties agree that the transactions contemplated by this Agreement shall constitute a taxable sale of the Transferred Property as to the Contributor. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, including without limitation the use of words and phrases such as "sell," "sale," "purchase," and "pay," the parties agree that it is their intent that to the extent that consideration for the transfer of the Transferred Property takes the form of the issuance of Units, the transactions contemplated hereby shall be treated for federal income tax purposes pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the "Code"), as the contribution of the Transferred Property by the Contributor to the Acquirer, in exchange for the Units.

         1.5 Prorations and Utilities. Acquirer and Contributor shall prorate (as of the Closing Date) rent, real estate and personal property lease payments, real estate and personal property taxes, assessments and other similar charges against real estate, plus all other income and expenses which are normally prorated upon the sale of assets of a going concern. As to power and utility charges, "final readings" as of the Closing Date shall be ordered from the utilities, the cost of obtaining such "final readings," if any, to be paid for equally by Acquirer and Contributor. Such prorations shall be based on the actual number of days in the month or year as applicable. It is acknowledges that Contributor owns 50% of the Property and therefore is entitled to or obligated for 50% of all prorated amounts. The amount of the Consideration payable to the Contributor will be adjusted to give effect to these prorations.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations by Acquirer. The Acquirer hereby represents and warrants to the Contributor that:

                  (a) Organization and Power. The Acquirer is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full right, power, and authority to enter into this Agreement and to perform all of its obligations under this Agreement.


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The execution and delivery of this Agreement and the performance by the Acquirer of its obligations hereunder have been duly authorized by all requisite action of the Acquirer and require no further action or approval of the Acquirer's partners or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Acquirer.

                  (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the Acquirer has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any existing certificate of limited partnership, partnership agreement, mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to the Acquirer.

                  (c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting the Acquirer in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which the Acquirer is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement, (ii) could have material and adverse effect on the business, financial position, or results of operations (a "Material Adverse Effect") of the Acquirer, (iii) could materially and adversely affect the ability of the Acquirer to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

                  (d) Units Validly Issued. The Units, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, and will be fully paid and nonassessable, without any obligation to restore capital except as required by the Delaware Revised Uniform Limited Partnership Act (the "Limited Partnership Act"). The Designees shall each be admitted as a limited partner of the Acquirer as of the Closing Date and shall be entitled to all of the rights and protections of a limited partner under the Limited Partnership Act and the provisions of the Acquirer's Partnership Agreement, with the same rights, preferences, and privileges as all other limited partners on a pari passu basis. The Common Stock for which the Units may be redeemed have been validly authorized and will be duly and validly issued, fully paid and nonassessable, free of preemptive or similar rights.

                  (e) Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Acquirer has been obtained or will be obtained on or before the Closing Date.

         2.2 Representations by Contributor. The Contributor hereby represents and warrants to the Acquirer the following:


                  (a) Organization and Power. The Contributor is a legal entity, is duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation. The Contributor has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the performance by the Contributor of its obligations hereunder have been duly authorized by all requisite action of the Contributor and require no further action or approval of


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the Contributor's members, managers, officers, directors or shareholders or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Contributor.

                  (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the Contributor has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any of the regulations, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to the Contributor or the Property.

                  (c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting the Contributor or the Property in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement, (ii) could have a Material Adverse Effect with respect to the Contributor or the Property, (iii) could materially and adversely affect the ability of the Contributor to perform its obligations hereunder or under any document to be delivered pursuant hereto, or (iv) could create a Lien on the Property, any part thereof, or any interest therein.

                  (d) Solvency. The Contributor has been and will be solvent at all times prior to and immediately following the transfer of the Property to the Acquirer. There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under other debtor relief laws contemplated by, pending, or, to the Contributor's knowledge, threatened against the Contributor or the Property.

                  (e) Ownership of the Property. The Contributor owns a fifty percent undivided interest in the Property as a tenant in common, free and clear of any Liens of any nature other than the Property Loan and has full power and authority to convey the Property, free and clear of any Liens other than the Property Loan. Upon delivery of consideration for the Transferred Property, the Acquirer will acquire good and valid title thereto, free and clear of any Liens except the Property Loan. Except for those to be acquired by the Acquirer in connection with this Agreement and that certain agreement between Acquirer and The Gables, LLC to acquire a 50% undivided interest in the Property (the "Gables Agreement"), there are no rights to purchase, subscriptions, warrants, options, conversion rights, preemptive rights, agreements, instruments or similar understandings of any kind outstanding (i) relating to any interest in the Property, or (ii) to purchase, transfer or to otherwise acquire, or to in any way encumber, any of the Property. The Contributor does not have any commitment or legal obligation, absolute or contingent, to any other individual, corporation, limited liability company, partnership, trust or other entity ("Person") other than the Acquirer to sell, sign, transfer or effect a sale of any right, title or interest in or to the Property.

                  (f) No Consents. Except as shall have been obtained on or before the Closing Date, and, for informational purposes, as set forth in
Section 2.2(f) of the Disclosure Schedule, no consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any third party governmental agency or body is necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Contributor.


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                  (g)      Securities Law Matters.

                           (i)      The Contributor is knowledgeable,
sophisticated and experienced in business and financial matters; the Contributor has previously invested in securities similar to the Units and fully understands the limitations on transfer imposed by the federal securities laws and as described in this Agreement. The Contributor is able to bear the economic risk of holding the Units for an indefinite period and is able to afford the complete loss of its investment in the Units; the Contributor has received and reviewed all information and documents about or pertaining to the REIT, the Acquirer, the business and prospects of the REIT and the Acquirer and the issuance of the Units as the Contributor deems necessary or desirable, and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the REIT, the Acquirer, the business and prospects of the REIT and the Acquirer and the Units which the Contributor deems necessary or desirable to evaluate the merits and risks related to its investment in the Units and to conduct its own independent valuation of the Units; and the Contributor understands and has taken cognizance of all risk factors related to the purchase of the Units. The Contributor is a sophisticated real estate investor. In acquiring the Units and engaging in this transaction, the Contributor is not relying upon any representations made to it by the Acquirer, or any of the officers, employees, or agents of the Acquirer not contained herein. The Contributor is relying upon its own independent analysis and assessment (including with respect to taxes), and the advice of the Contributor's advisors (including tax advisors), and not upon that of the Acquirer or any of the Acquirer's advisors or affiliates, for purposes of evaluating, entering into, and consummating the transactions contemplated by this Agreement. The Contributor represents and warrants that it has reviewed and approved the form of the Acquirer's Partnership Agreement attached hereto as Exhibit C.

                           (ii)     The Contributor understands that neither the
Units nor the Common Stock issuable upon redemption of the Units have been registered under the Securities Act or any state securities acts and are instead being offered and sold in reliance on an exemption from such registration requirements. The Units issuable to the Contributor (or its Designee) are being acquired solely for its own account, for investment, and are not being acquired with a view to, or for resale in connection with, any distribution, subdivision, or fractionalization thereof, in violation of such laws, and the Contributor has no present intention to enter into any contract, undertaking, agreement, or arrangement with respect to any such resale; provided, however, that, at or following Closing, the Contributor may distribute the Units to those of its members or successors that (1) have represented and warranted to the Acquirer in writing that, as of the time of such distribution, such member is an accredited investor as that term is defined in Rule 501 of Regulation D under the Securities Act, and (2) have executed the Acquirer's Partnership Agreement as limited partners. The Contributor understands that any certificates evidencing the Units will contain appropriate legends reflecting the requirement that the Units not be resold without registration under such laws or the availability of an exemption from such registration and that the Acquirer's Partnership Agreement will restrict transfer of the Units.

                           (iii)    The Contributor is an "accredited investor"
as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended. The Contributor has previously provided the Acquirer with a duly executed Accredited Investor Questionnaire. No event or circumstance has occurred since delivery of such Questionnaire to make the statements contained therein false or misleading.


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                  (h)      No Brokers. The Contributor has not engaged the
services of any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein on account of any action by the Contributor. The Contributor hereby agrees to indemnify and hold the Acquirer and its employees, directors, members, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

                  (i) Title to the Property. The Contributor owns good and marketable fee simple title of record to the Transferred Property identified in the recitals hereto, free and clear of any Liens other than the deed of trust securing the Property Loan, the lien for current year real estate taxes and assessments not yet due or payable, and such recorded utility easements serving the Property which do not materially and adversely affect the marketability of title to the Property or the use of the Property.

                  (j) No Agreements to Sell. Except for this Agreement and the Gables Agreement neither the Contributor nor any other owner of the Property has made any agreement with, and will not enter into any agreement with, and has no obligation (absolute or contingent) to, any other person or firm to sell, transfer or in any way encumber the Property or to not sell the Property, or to enter into any agreement with respect to a sale, transfer or encumbrance of or put or call right with respect to the Property.

                  (k) Leases. Seller holds the lessor's interest under all leases, licenses, tenancies, possession agreements and occupancy agreements with the tenants of the Property (the "Leases"). A true and complete copy of all Leases have been made available to the Acquirer; to the Contributor's knowledge, such Leases are in full force and effect, except as indicated otherwise in
Section 2.2(k) the Disclosure Schedule, the Seller, as lessor under such Leases, has not received any notice that it is in default of any of its obligations under such Leases beyond any applicable grace period which has not been cured; to the Contributor's knowledge, except as set forth in Section 2.2(k) of the Disclosure Schedule, no tenant is in default under any Lease except to the extent such default would not have a Material Adverse Effect with respect to the Property; rent is being billed to the tenants in accordance with the Leases; no tenant is entitled to "free" rent, rent concessions, rebates, rent abatements, set-offs, or offsets against rent and no tenant under any such Lease claims a right to any of the foregoing, except as set forth in Section 2.2(k) of the Disclosure Schedule; the Contributor has received no written notice that any tenant under any such Lease contests any rent or other charges billed to it, except as set forth in Section 2.2(k) of the Disclosure Schedule; no assignment of the Contributor's rights under any Lease is in effect on the date hereof other than collateral assignments to secure mortgage indebtedness; and, except as set forth in Section 2.2(k) of the Disclosure Schedule with respect to any Leases entered into by Seller, no brokerage commissions will be due upon the failure of any tenant under any such Lease to exercise any cancellation right granted in its Lease or upon any extension or renewal of such Leases. To the Contributor's knowledge, all material obligations of the lessor under the Leases that have accrued to the date hereof have been performed or satisfied.

                  (l) Insurance. Contributor hereby agrees that from the date hereof until Closing it will maintain in force, fire and extended coverage insurance upon the Property and public liability insurance with respect to damage or injury to persons or property occurring on the Property in such amounts as is maintained by Contributor on the date of this Agreement.


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

                  (m) Personal Property. Seller owns all of the tangible personal property constituting "Fixtures and Personal Property" (as defined below) which is used in and, individually or in the aggregate with other such property, is material to the operation of the Property. "Fixtures and Personal Property" shall mean all fixtures, furniture, furnishings, apparatus and fittings, equipment, machinery, appliances, building supplies, tools, and other items of personal property located on the Property and used in connection with the operation or maintenance of the Property; excluding, however, all furniture, furnishings, and other items of personal property owned by tenants. To the Contributor's knowledge, except as set forth in Section 2.2(m) of the Disclosure Schedule, such Fixtures and Personal Property are free and clear of all Liens. All equipment, fixtures and personal property located at or on the Property shall remain and not be removed prior to the Closing, except for equipment that becomes obsolete or unusable, which may be replaced in the ordinary course of business.

                  (n)      Employees and Contracts. Except as set forth in
Section 2.2(n) of the Disclosure Schedule, (i) there are no contracts with employees of the Contributor as of the date hereof, nor (ii) service or maintenance contracts affecting the Property, in each case which are not cancelable upon thirty (30) days notice or less or which are for a contract amount greater than $100,000 per annum. True and correct copies of all service, equipment, franchise, operating, management, parking, supply, utility and maintenance agreements relating to the Property (the "Service Contracts") have been made available to the Acquirer and the same are in full force and effect and have not been modified or amended except in the ordinary course of the business. To the Contributor's knowledge, no event of default exists (which remains uncured) under any of the Service Contracts which would have a Material Adverse Effect with respect to the Property or the operation of the Property. To the Contributor's knowledge, there are no union contracts or similar agreements between the Contributor and its employees. Except as set forth in Section 2.2(n) of the Disclosure Schedule, no employee is entitled to receive annual compensation (including bonus) from the Contributor in excess of $100,000.

                  (o) Loans. To the Contributor's knowledge, the Property Loan and the documents entered into in connection therewith (collectively, the "Loan Documents") are in full force and effect as of the date hereof. To the Contributor's knowledge, no event of default or event that with the passage of time or giving of notice or both would constitute an event of default has occurred as of the date hereof under any of the Loan Documents which would have a Material Adverse Effect. True and correct copies of the existing Loan Documents have been made available to the Acquirer.

                  (p) Taxes. To the Contributor's knowledge, the transactions contemplated hereby will not result in any income tax liability to the Acquirer, and no tax lien or other charge exists or will exist upon consummation of the transactions contemplated hereby with respect to the Property, except such tax liens for which the tax is not due or tax liens or other charges which individually or in the aggregate would not have a Material Adverse Effect with respect to the Property. The copies of the real property tax bills for the Property for the current tax year which have been furnished or made available to the Acquirer are true and correct copies of all of the tax bills for such tax year actually received by the Contributor or the Contributor's agents for the Property. No federal, state, local or foreign taxing authority has asserted any tax deficiency or other assessment against the Property.

                  (q) Zoning. The Contributor has not received any written notice (which remains uncured) from any governmental authority stating that the Property is currently violating


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

any zoning, land use or other similar rules or ordinances in any material respect that would reasonably be expected to have a Material Adverse Effect with respect to the Property.

                  (r) Property Management Agreements. All of the property management agreements for the Property are listed in Section 2.2(r) of the Disclosure Schedule and are in full force and effect and to the knowledge of the Contributor, no party to such management agreements is in default thereunder.

                  (s) No Agreements. Except for the Gables Agreement or as set forth in Section 2.2(s) of the Disclosure Schedule, the Property is not subject to any outstanding agreement of sale or ground lease, option to purchase or other right of any third party to acquire any interest therein (other than under the Leases).

                  (t) Environmental Conditions. The Contributor has not received any written notice of the presence or release of any substance that is regulated under any Environmental Laws as a pollutant, contaminant or toxic, radioactive or otherwise hazardous substance, including petroleum, its derivatives or by-products and other hydrocarbons (collectively and individually, "Hazardous Substances") that would cause the Property to be in violation of any applicable Environmental Laws and that remains uncured, nor has the Contributor received written notice that the Property is not in compliance with applicable Environmental Laws. There are no Hazardous Substances located at, on or under the Property and no Hazardous Substances have leaked, escaped or been discharged, emitted or otherwise released from the Property onto any adjoining properties. For the purposes of this Section, "Environmental Laws" means any and all federal, state and local statutes, laws, regulations and rules in effect on the date hereof relating to the protection of the environment or to the use, transportation and disposal of Hazardous Substances.

                  (u) Compliance With Laws. The Contributor has not received any written or other notice of any violation of any applicable zoning, building or safety code, rule, regulation or ordinance, or of any employment, environmental, wetlands or other regulatory law, order, regulation or other requirement, including without limitation the Americans with Disabilities Act, or any restrictive covenants or other easements, encumbrances or agreements, relating to the Property, which remains uncured and would have a Material Adverse Effect with respect to the Property.

                  (v) Condemnation and Moratoria. There are (i) no pending or threatened condemnation or eminent domain proceedings, or negotiations for purchase in lieu of condemnation, which affect or would affect the Property;
(ii) no pending or threatened moratoria on utility or public water or sewer hook-ups or the issuance of permits, licenses or other inspections or approvals necessary in connection with the construction or reconstruction of improvements which affect or would affect any portion of the Property; and (iii) no pending or threatened proceeding to change adversely the existing zoning classification as to any portion of the Property. No portion of the Property is a designated historic property or located within a designated historic area or district, and there are no graveyards or burial grounds located within the Property. The Contributor has no actual knowledge of any change or proposed change in the route, grade or width of or otherwise affecting, any street or road adjacent to or serving the Property which could reasonably be expected to have a Material Adverse Effect with respect to the Property or the operation of the Property.

                  (q) Condition of Improvements. There is no material defect in the condition of the Property, including the improvements thereon, the roof, foundation, load-bearing walls or other structural elements thereof, and the mechanical, electrical, plumbing and safety systems therein. No material damage to the Property has occurred from casualty or other cause, nor is there any soil condition of any nature that will not support all of the improvements thereon without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations. All utilities necessary for the current operation of the Property are available to the Property.

                  (r) Patriot Act Representations. Neither the Contributor, nor to the knowledge of the Contributor, any direct or indirect owner of the Contributor, (i) are included on any Government List, (ii) are Persons who have been determined by competent authority to be subject to the prohibitions contained in the Presidential Executive Order No. 13224 or any other similar prohibitions contained in the rules and regulations of the OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof,
(iii) have been indicted or convicted of any Patriot Act Offenses, or (iv) are currently under investigation by any governmental authority for alleged criminal activity. For purposes of this Agreement, (i) "Government List" means (A) the Specially Designated Nationals and Blocked Persons List maintained by OFAC, (B) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC, or (C) any similar list maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to any Executive Order of the President of the United States of America; (ii) "OFAC" means the Office of Foreign Asset Control, U.S. Department of the Treasury, (iii) "Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws, and (iv) "Patriot Act Offense" means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism, (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the Patriot Act and also includes the crimes of conspiracy to commit, or aiding and abetting another to commit any of the foregoing.

                  (s) FIRPTA. Contributor is not a "foreign person" within the meaning of the Code, Sections 1445 and 7701.

         2.3 Representations and Warranties of Designees. Each of the Designees, as to itself only, makes the representations and warranties contained in Section 2.2(g) that are made by the Contributor as if all references to "Contributor" in Section 2.2(g) referred to "Designee."

                                   ARTICLE III

                            COVENANTS AND INDEMNITIES

         3.1      Covenants Pending Closing.

                  (a) From the date hereof until the Closing, the Contributor shall not:

                           (i)      Sell, transfer (or agree to sell or
transfer) or otherwise dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing) all or any portion of the Property; or

                           (ii)     Mortgage, pledge or encumber (or permit to
become encumbered) all or any portion of the Property.

                  (b) From the date hereof through the Closing, the Contributor shall, conduct and operate the Property in the ordinary course of business, consistent with past practice, and shall, to the extent within its control, not, without the prior written consent of Acquirer:

                           (i) Enter into any material transaction not in the ordinary course of business of the operation of the Property:

                           (ii) Mortgage, pledge or encumber (or permit to become encumbered) the Property, except (A) liens for taxes not due,
         (B) purchase money security interests in the ordinary course of business, and (C) mechanics' liens being disputed by Contributor in good faith and by appropriate proceeding in the ordinary course of business (provided such mechanics liens are released prior to or on the Closing Date at no cost to the Acquirer);

                           (iv) Amend, modify or terminate any Lease, contract or other instruments relating to the Property to which such entity is a party, except in the ordinary course of business consistent with past practice;

                           (v) Cause or permit the change to the existing use of the Property;

                           (vi) Cause or permit any entity to enter into any new Lease or terminate any existing Lease except in the ordinary course of business consistent with past practice;

                           (vii) Cause or take any action that would render any of the representations or warranties regarding the Property as set forth herein untrue in any material respect;

                           (viii) Terminate or amend any existing insurance policies affecting the Property that results in a material reduction in insurance coverage for the Property; or

                           (ix) Knowingly cause or permit the entity to violate or fail to use commercially reasonable efforts to cure any violation of any applicable laws;

                  (c) From the date hereof until the Closing Date, the Contributor will afford to the officers and authorized representatives of the Acquirer access to all of the Contributor's books and records and will furnish the Acquirer with such additional financial and operating data and other information as to the business and properties of the Contributor as the Acquirer may from time to time reasonably request.

                  (d) Notwithstanding anything to the contrary contained herein, any failure by an Contributor to comply with or fulfill the covenants contained in this Section 3.1 shall not constitute an indemnifiable claim under
Section 3.4 of this Agreement, but shall constitute an unfulfilled condition precedent pursuant to Section 5.1, provided such failure is identified to or otherwise becomes known to the Acquirer prior to Closing.

         3.2      Tax Covenants.

                  (a) From the date hereof and subsequent to the Closing, the Contributor and the Acquirer shall provide each other with such cooperation and information relating to the Property as the parties reasonably may request in (i) filing any tax return, amended tax return or claim for tax refund, (ii) determining any liability for taxes or a right to a tax refund, or (iii) conducting or defending any proceeding in respect of taxes. The Contributor shall promptly notify the Acquirer in writing upon receipt by such Contributor of notice of any pending or threatened federal, state, local or foreign tax audits or assessments relating to the income, properties or operations of the Property. Each of the Acquirer and the Contributor may participate at its own expense in the prosecution of any claim or audit with respect to taxes attributable to any taxable period ending on or before the Closing Date, provided, that the Contributor shall have the right to control the conduct of any such audit or proceeding or portion thereof for which the Contributor (or its owners) has acknowledged liability (except as a partner of the Acquirer) for the payment of any additional tax liability, and the Acquirer shall have the right to control any other audits and proceedings. Notwithstanding the foregoing, neither the Acquirer nor the Contributor may settle or otherwise resolve any such claim, suit or proceeding which could have an adverse tax effect on the other party or its owners without the consent of the other party, such consent not to be unreasonably withheld. The Contributor and the Acquirer shall retain all tax returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such tax returns and other documents relate to and until the final determination of any tax in respect of such years.

                  (b) With respect to the Property, the Acquirer and the Contributor agree that the Acquirer shall use the "traditional method" with "curative allocations", as described in Regulations Section 1.704-3(c), to make allocations of taxable income and loss to Contributor and the Designees with respect to the Property.

                  (c)      (i)      Subject to the exceptions set forth in
Section 3.2(c)(ii), the Acquirer covenants, agrees and guarantees that for a period of five (5) years from the Closing Date, the Acquirer will not transfer or dispose of or permit or suffer the transfer or disposition of any of its interest in the Property, directly or indirectly, voluntarily or involuntarily, by operation of law, by foreclosure or otherwise (a "Disposition") unless the Acquirer pays the Designees the Tax Damages Amount (as defined below), if any, resulting from such Disposition. A Disposition of an interest in the Property shall include any event or occurrence in which income or gain is recognized pursuant to, or as a result of, Section 704(c) of the Code directly or indirectly by the Designees in excess of the income or gain allocable directly or indirectly to the Designees for book purposes under Section 704(b) of the Code in accordance with the applicable statutes, regulations, and rules in effect on the date of this Agreement, including, but not limited to any voluntary or involuntary sale (including a foreclosure or transfer in lieu of foreclosure), assignment, transfer, exchange, contribution, merger, consolidation, distribution or other disposition or conveyance of all or any portion of, or of all or any portion of any direct or indirect interest in, the Property. Subject to the exceptions set forth in Section 3.2(c)(ii), it shall also include income or gain allocable directly or indirectly to the Designees due to reduction by the Acquirer in the Designees' direct or indirect share of Non-Recourse Indebtedness (as defined in Treasury Regulation Section 1.704-2(b)(3)) under Section 731 of the Code, whether direct or indirect, voluntary or involuntary, by operation of law, by foreclosure or otherwise to an amount less than specified in Section 3.2(d).

                           (ii)     The restrictions on a Disposition under
Section 3.2(c)(i), including the requirement not to change the Designees' direct or indirect share of Non-Recourse Indebtedness under Section 731 of the Code, shall not apply to events outside of the control of the Acquirer, the general partner of the Acquirer and their respective affiliates ("Non-Control Events"), such as a Disposition pursuant to a condemnation, eminent domain proceeding or other involuntary conversion. However, without limitation, Non-Control Events shall not include:

                                    (A)     financial inability to pay or
                  perform any obligation;

                                    (B)     a bankruptcy, insolvency,
                  receivership or similar proceeding, or any Disposition resulting therefrom or any assignment for the benefit of creditors; or

                                    (C)     a foreclosure.

                           (iii)    The Acquirer shall be entitled to exchange
the Property in an exchange qualifying under Code Section 1031 provided that no gain is recognized for federal or state income tax purposes in or as a result of the exchange. Nothing in this Section 3.2(c) shall prevent the Acquirer from (A) pledging or encumbering any of the Property or (B) assigning, transferring or otherwise disposing of the Property, as applicable to a subsidiary 100% of the beneficial ownership interests of which is owned by the Acquirer as long as such transfer does not result in the allocation of taxable income or gain to the Contributor under Code Section 704(c).

                  (d) Subject to future changes in applicable law or an adverse determination by applicable tax authorities, so long as the Designees hold Units constituting at least twenty five percent (25%) of the Units received by all Designees on account of the Contribution, the Acquirer shall maintain at all times during the term of this Agreement, Non-Recourse Indebtedness, without any prepayment or other reduction, in an amount so that the Designees' allocable share from the Acquirer of all "excess non-recourse liability" under Treasury Regulation Section 1.752-3(c) shall be no less than the Designees' aggregate deficit capital account in the Acquirer as of the date of the Contribution.

                  (e)      (i)          If there is a Disposition described in
3.2(c) of this Agreement which requires payment of the Tax Damages Amount (a "Tax Event Disposition"), the Acquirer shall pay to the Contributor an amount (the "Tax Damages Amount") which shall be equal to the sum of X plus Y below.

                                    (A)      X shall be equal to the Tax Amount
                  (as determined below). The Tax Amount determined as follows:

                                            (1)      The "Tax Amount" shall
                           equal, as to the Contributor, the amount determined by multiplying the difference between (a) the "Gain Amount" with respect to the Property allocable to such Designee reduced by (b) the cumulative losses, if any, previously allocated to such Designee by the Acquirer with respect to the Units received in the Contribution times (c) the actual combined federal, state and local income tax rate applicable to such income or gain (taking into account the amount and character of the income and gain) for the taxable year of the Designee in which the Disposition occurs and reducing the resulting product by (d) the amount of any credits, if any, allocated to such Designee.

                                            (2)      The "Gain Amount" shall
                           equal the sum of the "Deferred Gain Amount" plus the "Section 752 Gain Amount."

                                            (3)      The "Deferred Gain Amount"
                           shall equal the taxable gain recognized by the Acquirer upon a Tax Event Disposition to be allocated directly or indirectly to the Designee under Section 704(c) of the Code with respect to the Property reduced by any gain resulting from the Designee's prior direct or indirect voluntary or involuntary disposition of Units.

                                            (4)      The "Section 752 Gain
                           Amount" shall equal the amount of taxable gain, if any, recognized by the Designee under Section 752 and
                           Section 731 of the Code as a direct result of the reduction in the amount of the Non-Recourse Indebtedness resulting from the Designee's prior direct or indirect voluntary or involuntary disposition of Units.

                                    (B)      Y shall be the reasonable expenses
                  for the Designee associated with determining the Tax Amount, including, without limitation, attorney's and accountant's fees.

                           (ii)     The Acquirer shall notify the Designees in
writing of a Tax Event Disposition within thirty (30) days after such Tax Event Disposition (such thirtieth day of such notice period being herein referred to as the "Notice Date"). On or before January 30 of the year following the year in which the Tax Event Disposition occurs, the Designee shall notify the Acquirer of the Designee's adjusted tax basis in such Designee's interest in the Acquirer as of the last day of the calendar year of the Tax Event Disposition together with such other tax information the Acquirer may reasonably request in connection with the computation of the Tax Damages Amount (the "Designee's Computational Information"). The Tax Damages Amount shall be paid by the Acquirer to the Contributor within ten (10) days after receipt of the Designee's Computational Information required to compute the Tax Damages amount. Any late payment of such Tax Damages Amount shall bear interest at a rate equal to the lesser of (A) 12% per annum, compounded daily, or (B) the highest rate permitted by applicable law.

                           (iii)    Collection of the Tax Damages Amount (and
any accrued interest thereon) shall be the Designees' sole and exclusive remedy with respect to a Tax Event Disposition.

                           (iv)     Determination of liability with respect to
the Tax Amount shall be fixed upon the expiration of the statute of limitations for all taxable years covered by the five-year lockup. The obligation to pay the Tax Damages Amount will continue until the expiration of the statute of limitations for collection of the Tax Damages Amount.

                  (f) This Section 3.2 shall also be applicable to each Designee and each Designee shall be entitled to the rights of and bound by the obligations of a Contributor under this Section 3.2. All references to "Contributor" contained in this Section 3.2 shall be deemed to also refer to a "Designee". Notwithstanding the foregoing, Section 3.2(d) shall no longer be applicable at such time that one or more Designees have transferred 75% or more of the Units received by all of the Designees pursuant to the Contribution.

         3.3      Financial Records.

                  (a) The Contributor acknowledges that Acquirer may be required to comply with certain acquisition audit or disclosure requirements pursuant to applicable regulations of the Securities Exchange Commission ("SEC") in connection with the Public Offering. As such, Acquirer may be required to file with the SEC audited financial statements of the Property and/or pro forma financial statements giving effect to the acquisition of the Property. Accordingly, the Contributor agrees to cooperate and make available to Acquirer such records as may be necessary to permit Acquirer to comply with SEC requirements.

                  (b) At the Closing, the Contributor agrees to deliver to Acquirer the most recent audited financial statements of the Property, if any, and any more current unaudited balance sheets and income statements for the Property for the current fiscal year through the Closing Date and for the comparable portion of the prior fiscal year.

                  (c) Subsequent to the Closing, the Contributor agrees to cooperate with Acquirer's independent auditors to provide access to financial records and accounting personnel that may be required to permit the preparation and audit of financial statements of the Property for the required periods pursuant to applicable SEC regulations. This provision shall survive the Closing.

         3.4 Contributor's Indemnity. The Contributor hereby agrees to indemnify and hold each of the Acquirer, the REIT, and each of their respective employees, directors, members, partners, affiliates and agents (each of which is an "Indemnified Acquirer Party") harmless of and from all liabilities, losses, damages, costs, and expenses (including reasonable attorneys' fees) (collectively, "Losses") which the Indemnified Acquirer Party may suffer or incur by reason of (a) any breach of the Contributor's representations or warranties contained in Section 2.2 of this Agreement, (b) any act or cause of action occurring or accruing prior to the Closing Date and arising from the ownership of the Property prior to the Closing Date, and (c) the ownership or operation of the Property and relating to the period prior to the Closing Date, including, without limitation, actions or claims relating to damage to property or injury to or death of any person occurring or arising during the period prior to the Closing Date, or any claims for any debts or obligations occurring on or about or in connection with the Property or any portion thereof or with respect to the Property' operations at any time prior to the Closing Date.

         3.5 Acquirer's Indemnity. The Acquirer agrees to indemnify and hold the Contributor, and the Contributor's employees, directors, members, partners, affiliates and agents (each of which is an "Indemnified Contributor Party") harmless of and from all Losses which the Indemnified Contributor Party may suffer or incur by reason of (a) any breach of the Acquirer's representations or warranties contained in Section 2.1 of this Agreement, (b) any act or cause of action occurring or accruing on or after the Closing Date and arising from the ownership or the operation of the Property on or after the Closing Date, and (c) the ownership or operation of the Property and relating to the period on or after the Closing Date, including, without limitation, actions or claims relating to damage to property or injury to or death of any person occurring or arising during the period on or after the Closing Date, or any claims for any debts or obligations occurring on or about or in connection with the Property or any portion thereof or with respect to the Property' operations at any time on or after the Closing Date.

                                   ARTICLE IV

                              RELEASES AND WAIVERS

         Each of the releases and waivers enumerated in this Article 4 shall become effective only upon the Closing.

         4.1      General Release of Acquirer.

         As of the Closing, the Contributor irrevocably waives, releases and forever discharges the Acquirer and the Acquirer's affiliates, partners, agents, attorneys, successors and assigns of and from, any and all charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs of any nature whatsoever (collectively, "Contributor Claims"), known or unknown, suspected or unsuspected, arising out of or relating to any of the Acquirer, the Property or any other matter which exists at the Closing, except for Contributor Claims arising from the breach of any representation, warranty, covenant or obligation by the Acquirer under this Agreement or any agreement contemplated hereby.

         4.2      General Release of Contributor.

         As of the Closing, the Acquirer irrevocably waives, releases and forever discharges the Contributor and the Contributor's agents, attorneys, successors and assigns of and from, any and all charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs of any nature whatsoever (collectively, "Acquirer Claims"), known or unknown, suspected or unsuspected, arising out of or relating to any of the Property or any other matter which exists at the Closing, except for Acquirer Claims arising from the breach of any representation, warranty, covenant, or obligation by the Contributor under this Agreement or any agreement contemplated hereby.

                                    ARTICLE V

                       CONDITIONS PRECEDENT TO THE CLOSING

         5.1 Conditions to Acquirer's Obligations. In addition to any other conditions set forth in this Agreement, the Acquirer's obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 5.1, all of which shall be conditions precedent to the Acquirer's obligations under this Agreement.

                  (a) Contributor's Obligations. The Contributor shall have performed all obligations of the Contributor hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to the Acquirer, all of the documents and other information required of the Contributor pursuant to Section 6.2.

                  (b) Contributor's Representations and Warranties. The Contributor's representations and warranties set forth in Section 2.2 shall be true and correct as if made again on the Closing Date.

                  (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

                  (d) Third Party Consents. To the extent required by the Loan Documents, the Acquirer shall have obtained the consent of the lender of the Property Loan (the "Property Lender") to the Acquirer's acquisition of the Property.

                  (e) Completion of Public Offering. The Public Offering shall have been completed.

                  (f) Title Policies. Acquirer shall have received updated title policies for the Property as of the Closing Date satisfactory to the Acquirer.

                  (g) Closing of Gables Agreement Transactions. The closing of the acquisition by Acquirer (or its affiliate) of the transactions contemplated by the Gables Agreement.

         5.2 Conditions to Contributor's Obligations. In addition to any other conditions set forth in this Agreement, the Contributor's obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 5.2, all of which shall be conditions precedent to the Contributor's obligations under this Agreement.

                  (a) Acquirer's Obligations. The Acquirer shall have performed all obligations of the Acquirer hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to the Contributor, all of the documents and other information required of the Acquirer pursuant to Section 6.3.

                  (b) Acquirer's Representations and Warranties. The Acquirer's representations and warranties set forth in Section 2.1 shall be true and correct as if made again on the Closing Date.

                  (c) Completion of Public Offering. The Public Offering shall have been completed.

                                   ARTICLE VI

                          CLOSING AND CLOSING DOCUMENTS

         6.1 Closing. The consummation and closing (the "Closing") of the transactions contemplated under this Agreement shall take place at 10:00 a.m. at the offices of Morris, Manning & Martin, LLP in Atlanta, Georgia, or such other place as is mutually agreeable to the parties, on the day the Acquirer receives the proceeds from the Public Offering from the underwriter(s); provided, however, that this Agreement shall terminate if Closing does not occur prior to March 31, 2005.

         6.2 Contributor's Deliveries. At the Closing, the Contributor shall deliver the following to the Acquirer in addition to all other items required to be delivered to the Acquirer by the Contributor:

                  (a) Special Warranty Deed. The Contributor shall have executed and delivered a special warranty deed, in substantially the form of Exhibit D attached hereto, granting and conveying to the Acquirer good and indefeasible title to the Transferred Property, free and clear of all Liens other than the Property Loan;

                  (b) Bill of Sale. A Bill of Sale and Blanket Assignment conveying and assigning to Acquirer or its permitted assignee all of the Personal Property, the Leases, the Service Contracts, the Personalty Leases and the Intangible Property, free and clear of any liens or encumbrances in the form of Exhibit E attached hereto;

                  (c) Execution of Acquirer's Partnership Agreement. Signature pages of the Acquirer's Partnership Agreement (which Acquirer's Partnership Agreement shall be in substantially the form attached hereto as Exhibit C) duly executed by the Contributor (or its Designee) that receives Units pursuant to Section 1.2, as limited partner;

                  (d) FIRPTA Certificate. An affidavit from the Contributor certifying pursuant to Section 1445 of the Internal Revenue Code that the Contributor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations promulgated thereunder);

                  (e) Books and Records. All books and records, title insurance policies, leases, lease files, contracts, stock certificates, original promissory notes, another indicia of ownership with respect to the Property which are in the Contributor's possession or which can be obtained through the Contributor's reasonable efforts;

                  (f) Evidence of Authority. Evidence acceptable to Acquirer and the title company assisting with the closing of the transaction (the "Title Company"), authorizing the consummation by Seller of the purchase and sale transaction contemplated hereby and the execution and delivery of the closing documents on behalf of Seller;

                  (g) Form 1099-S. An executed copy of Internal Revenue Service Form 1099 as required by the Tax Reform Act of 1986, and all regulations applicable thereto;

                  (h) Affidavit. Such affidavit as the Title Company shall require to issue its Owner's Policy of Title Insurance without exception for mechanic's or materialmen's liens or rights of parties in possession except for tenants; and

                  (i) Other Documents. Any other document or instrument reasonably requested by the Acquirer or required hereby. Upon request of the Acquirer, the Contributor shall provide a certified copy of all appropriate corporate actions executing the execution, delivery and performance by the Contributor of this Agreement.

         6.3 Acquirer's Deliveries. At the Closing, the Acquirer shall deliver the following:

                  (a) Consideration. The Consideration. If the Units are certificated, certificates representing Units duly issued by the Acquirer in the name of each of the Designees as of the

Closing Date representing the Units to which each such Designee is entitled pursuant to Section 1.2 of this Agreement.

                  (b) Executed Acquirer's Partnership Agreement. The fully executed Acquirer's Partnership Agreement, with the original duly executed signature of Education Realty OP GP, Inc., a Delaware corporation which is the wholly-owned subsidiary of the REIT, as general partner, and original or photostatic copies of the signatures of all limited partners.

                  (c) Other Documents. Any other document or instrument reasonably requested by the Contributor or required hereby.

         6.4 Fees and Expenses; Closing Costs. The Acquirer shall pay any documentary transfer taxes, escrow charges, title commitment fees, insurance premiums and recording taxes and fees and expenses incurred by them in connection with the transactions contemplated by this Agreement; provided however, that the Contributor shall pay its own legal fees and expenses as well as the cost associated with the title policies referenced in Section 5.1(f).

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 Notices. Any notice provided for by this Agreement and any other notice, demand, or communication required hereunder shall be in writing by either (i) personal delivery (including recognized overnight delivery service),
(ii) confirmed facsimile transmission or (iii) certified or registered mail, postage prepaid, with return receipt requested. All notices shall be addressed as follows:

                  Acquirer:

                  Education Realty Operating Partnership, LP
                  530 Oak Court Drive, Suite 300
                  Memphis, TN 38117
                  Attention: Paul O. Bower
                  Fax No.: (901)259-2594

                  with a copy to:

                  Morris, Manning & Martin, LLP
                  3343 Peachtree Road, N.E., Suite 1600
                  Atlanta, Georgia 30326
                  Attention: Rosemarie A. Thurston
                  Fax No.: (571) 382-1760

                  Contributor:
                  530 Oak Cart Drive
                  Suite 300
                  Memphis, Tennessee
                  Attention: Paul O. Bower
                  Fax No.: (901) 259-2594

                  To the Designees at the address set forth for the Designees on
                  Schedule I attached hereto.

Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

         7.2 Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement supersedes any existing letter of intent between the parties, constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions.

         No delay or omission in the exercise of any right or remedy accruing to Seller or Buyer upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by the Contributor or the Acquirer of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained. All rights, powers, options, or remedies afforded to the Contributor or the Acquirer either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law, unless expressly provided to the contrary herein.

         7.3 Exhibits. All exhibits referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.

         7.4 Successors and Assigns. This Agreement may not be assigned by any party without the prior approval of the other parties hereto, except that the Acquirer may assign its rights and obligations to an affiliate. This Agreement shall be binding upon, and inure to the benefit of, the Contributor, the Acquirer, and their respective legal representatives, successors, and permitted assigns.

         7.5 Article Headings. Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.

         7.6 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.

         7.7 Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

         7.8 Survival. All representations and warranties contained in this Agreement, and all covenants and agreements contained in the Agreement which contemplate performance after the Closing Date and the obligations of the parties not fully performed at the Closing (including, without limitation, those covenants and agreements contained in Sections 1.4, 1.5, 3.2, 3.3, 3.4, 3.5, 4.1, 4.2, 6.4, and 7.14 hereof) shall survive the Closing.

         7.9 Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by Buyer and Seller, the Acquirer and the Contributor shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as the other parties may reasonably require to consummate the transaction contemplated hereunder.

         7.10 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         7.11 Equitable Remedies. The Contributor agrees that irreparable damage would occur to the Acquirer in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Acquirer shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by such Contributor and to enforce specifically the terms and provisions hereof in any federal or state court located in Tennessee (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which the Acquirer is entitled under this Agreement or otherwise at law or in equity.

         7.12 Time of the Essence. TIME IS OF THE ESSENCE with respect to all obligations of the parties under this Agreement.

         7.13 Attorneys' Fees. Should a party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, any non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) shall pay to the prevailing party all reasonable costs, damages, and expenses, including reasonable attorneys' fees, expended or incurred in connection therewith.

         7.14 Confidentiality. The Contributor and each Designee acknowledges that the matters relating to the REIT, the Public Offering, this Agreement, and the other documents, terms, conditions and information related thereto (collectively, the "Information") are confidential in nature. Therefore, the Contributor and each Designee covenants and agrees to keep the Information confidential and will not (except as required by applicable law, regulation or legal process including applicable securities laws), without the Acquirer's prior written consent, disclose any Information in any manner whatsoever; provided, however, that the Information may be revealed only to the Contributor's or Designees' key employees, legal counsel and financial advisors and to the Property Lender, each of whom shall be informed of the confidential nature of the Information and shall agree to act in accordance with the terms of this Section 7.14. In the event that the Contributor, a Designee, or its key employees, legal counsel or financial advisors or the Property Lender (collectively, the "Information Group") are requested pursuant to, or required by, applicable law (other than in connection with the Public Offering), regulation or legal process to disclose any of the Information, the applicable member of the Information Group will notify the Acquirer promptly so that it may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Section 7.14. In the event that no such protective order or other remedy is obtained, or that the Acquirer waives compliance with the terms of this Section 7.14, the applicable member of the Information Group may furnish only that portion of the Information which it is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information. The Contributor and each Designee acknowledges that remedies at law may be inadequate to protect the Acquirer or the REIT against any actual or threatened breach of this Section 7.14, and, without prejudice to any other rights and remedies otherwise available, the Contributor and each Designee agrees to the granting of injunctive relief in favor of the REIT and/or the Acquirer without proof of actual damages.

                     [SIGNATURES APPEAR ON FOLLOWING PAGES.]

         IN WITNESS WHEREOF, this Agreement has been entered into effective as of the 20th day of September, 2004.

                                   CONTRIBUTOR:


                                   ALLEN & O'HARA EDUCATIONAL
                                   PROPERTIES, LLC


                                   By: /s/ Paul O. Bower
                                       -----------------
                                   Name:    Paul O. Bower
                                   Title:   Chief Manager/President


                                   DESIGNEES:


                                   ALLEN & O'HARA, INC.

                                   By: /s/ Paul O. Bower
                                       -----------------
                                   Name:    Paul O. Bower
                                   Title:   President


                                   /s/ Thomas J. Hickey
                                   --------------------
                                   Thomas J. Hickey


                                   /s/ William W. Harris
                                   ---------------------
                                   William W. Harris


                                   /s/ Randall H. Brown
                                   --------------------
                                   Randall H. Brown


                                   /s/ Wallace L. Wilcox
                                   ---------------------
                                   Wallace L. Wilcox


                                   /s/ Craig L. Cardwell
                                   ---------------------
                                   Craig L. Cardwell

                                    ACQUIRER:

                                    EDUCATION REALTY OPERATING
                                    PARTNERSHIP, LP

                                    By:   Education Realty OP GP, Inc., its
                                          General Partner


                                    By: /s/ Paul O. Bower
                                        -----------------
                                    Name:  Paul O. Bower
                                    Title: President and Chief Executive Officer

                                   SCHEDULE I

                           Allocation of Consideration

  Name and Address of Designee                       Percentage of Ownership
  ----------------------------                       -----------------------
ALLEN & O'HARA, INC.                                           75%
     530 Oak Court Drive, Suite 300
     Memphis, Tennessee 38117-3725

THOMAS J. HICKEY                                                5%
     c/o Allen & O'Hara, Inc.
     530 Oak Court Drive, Suite 300
     Memphis, Tennessee 38117-3725

WILLIAM W. HARRIS, III                                          5%
     c/o Allen & O'Hara, Inc.
     530 Oak Court Drive, Suite 300
     Memphis, Tennessee 38117-3725

CRAIG L. CARDWELL                                               5%
     c/o Allen & O'Hara, Inc.
     530 Oak Court Drive, Suite 300                             5%
     Memphis, Tennessee 38117-3725

RANDALL H. BROWN                                                5%
     c/o Allen & O'Hara, Inc.
     530 Oak Court Drive, Suite 300
     Memphis, Tennessee 38117-3725

WALLACE WILCOX                                                  5%
     c/o Allen & O'Hara, Inc.
     530 Oak Court Drive, Suite 300
     Memphis, Tennessee 38117-3725

                                    EXHIBIT A

                             Description of Property


The Gables Apartments, located at 1909 Creason Street, Bowling Green, Kentucky 42101, and more particularly described as follows:

Beginning at an iron pin set in the northwest right-of-way intersection of Creason Street and Robinson Avenue; thence with the right-of-way line of Creason Street S 40 deg. 57 min. 40 sec. W 210.23 feet to an iron pin; thence with a curve to the right having a radius of 507.03 feet, an arc length of 197.47 feet and a chord bearing and distance of S 52 deg. 07 min. 06 sec. W 196.22 feet to an iron pin; thence S 63 deg. 16 min. 31 sec. W 202.60 feet to an iron pin, corner common to Lot 1 of Plat Book 27, Page 151; thence leaving said right-of-way and with the common line of said Lot 1 N 51 deg. 41 min. 29 sec. W
340.78 feet to an iron pin located in the southeast right-of-way line of the CSX Railroad; thence leaving said common line and with the right-of-way line of the CSX Railroad N 37 deg. 41 min. 31 sec. E 562.99 feet to an iron pin located in the southwest right-of-way of Robinson Avenue; thence leaving said Railroad right-of-way and with the right-of-way line of Robinson Avenue S 54 deg. 10 min. 50 sec. E 489.38 feet to the point of beginning, containing 5.81 acres, and being all of Lots 2 & 3 (collectively now Lot 2) of Chandler and Robinson Subdivision Revised as recorded in Plat Book 30, Page 20, at the Warren County Clerk's office, Bowling Green, Kentucky.

Being all of the property conveyed to The Gables, LLC, a Kentucky limited liability company, by Quitclaim Deed dated July 23, 1996, and of record in Deed Book 729, Page 783, in the Warren County Clerk's office. And being thee same property conveyed from The Gables, LLC, a Kentucky limited liability company, to Allen & O'Hara Educational Properties, LLC, a Tennessee limited liability company, by deed dated March 6, 20.00, and of record in Deed Book 799, Page 387, in the Warren County Clerk's office.

                                    EXHIBIT B

                               Disclosure Schedule





1.1       -  Property Loan.
---------

                                        ORIGINAL                              OUTSTANDING                 PRINCIPAL
                                        PRINCIPAL    ORIGINATION  INTEREST   BALANCE AS OF   MATURITY    BALANCE AT
       PROPERTY            LENDER        AMOUNT         DATE       RATE         7/31/04        DATE       MATURITY
       --------            ------        ------         ----       ----         -------        ----       --------
The Gables                Bank of       4,625,000      9/2003      5.50        4,615,558     11/1/2013   3,518,350
                          America,
                            N.A.


2.2(f) - Consents. None other than the Property Lender



2.2(k) - Leases.  None



2.2(m) - Liens on Personal Property.  None



2.2(n) - Employees.  None



2.2(r) - Property Management Agreements. Student Housing Management Agreement, dated as of March 3, 2000, by and between The Gables, LLC, a Kentucky limited liability company, Allen & O'Hara Educational Properties, LLC, a Tennessee limited liability company, and Allen & O'Hara Education Services, LLC, a Tennessee limited liability company.



2.2(s) - No Agreement to Sell.  None

                                    EXHIBIT C




                        Acquirer's Partnership Agreement

                                    EXHIBIT D

                              Special Warranty Deed


                              SPECIAL WARRANTY DEED


         This DEED is made and entered into [as of or on] ______________, 200__, from Allen & O'Hara Educational Properties, LLC, a Tennessee limited liability company ("Grantor"), to _________________________ , a _____________________,
having an address of _________________________________________________________
("Grantee").



                               W I T N E S S E T H

         For a total consideration of __________________DOLLARS ($_______ ), the receipt and sufficiency of which are acknowledged, Grantor grants and conveys to Grantee with covenant of Special Warranty the real property located at ______________________, in ______________________Warren County, Kentucky, and
more particularly described on EXHIBIT A attached hereto and made a part hereof (the "Property").

         Grantor covenants (a) lawful seizin of the Property, (b) full right and power to convey same, and (c) that the Property is free and clear of all liens and encumbrances, except liens for real property taxes and assessments due and payable in 200__ and thereafter, which Grantee assumes and agrees to pay. This conveyance is made subject to all (i) easements, restrictions and stipulations of record, and (ii) governmental laws, ordinances and regulations affecting the Property.

         For purposes of KRS 382.135, Grantor and Grantee, by execution of this Deed, certify that the consideration reflected in this Deed is the full consideration paid for the Property.







                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, Grantor and Grantee, acting by and through [its or their] duly authorized representative[s], duly executed this Deed as of the date first set forth above, but actually on the dates set forth below.


                                    GRANTOR:

                                    Allen & O'Hara Educational Properties, LLC, a Tennessee limited liability company

                                    By:
                                        ---------------------------------------

                                       Title:
                                             ----------------------------------

                                       Date:                   , 20
                                             ------------------    --


                                    GRANTEE:

                                                             , a
                                    -------------------------    --------------

                                    By:
                                        ---------------------------------------

                                       Title:
                                             ----------------------------------

                                       Date:                   , 20
                                             ------------------    --

COMMONWEALTH OF KENTUCKY   )
                           )
COUNTY OF                  )
          ----------------


         The foregoing Deed, including the consideration certificate contained therein, was sworn to and acknowledged before me on ___________________, 20__ by ___________________as of ______________, a _________________, on behalf of the
__________________.




--------------------------------
Notary Public

My Commission Expires:
                      ----------

COMMONWEALTH OF KENTUCKY   )
                           )
COUNTY OF                  )
         ------------------


         The foregoing consideration certificate was sworn to and acknowledged before me on ____________________, 20__ by ____________________________ as
_________________ of ________________, a _________________, on behalf of the
_________________.





---------------------------------
Notary Public

My Commission Expires:
                      -----------

                                   EXHIBIT "A"

                       [Legal Description of the Property]




The Gables Apartments, located at 1909 Creason Street, Bowling Green, Kentucky 42101, and more particularly described as follows:

Beginning at an iron pin set in the northwest right-of-way intersection of Creason Street and Robinson Avenue; thence with the right-of-way line of Creason Street S 40 deg. 57 min. 40 sec. W 210.23 feet to an iron pin; thence with a curve to the right having a radius of 507.03 feet, an arc length of 197.47 feet and a chord bearing and distance of S 52 deg. 07 min. 06 sec. W 196.22 feet to an iron pin; thence S 63 deg. 16 min. 31 sec. W 202.60 feet to an iron pin, corner common to Lot 1 of Plat Book 27, Page 151; thence leaving said right-of-way and with the common line of said Lot 1 N 51 deg. 41 min. 29 sec. W
340.78 feet to an iron pin located in the southeast right-of-way line of the CSX Railroad; thence leaving said common line and with the right-of-way line of the CSX Railroad N 37 deg. 41 min. 31 sec. E 562.99 feet to an iron pin located in the southwest right-of-way of Robinson Avenue; thence leaving said Railroad right-of-way and with the right-of-way line of Robinson Avenue S 54 deg. 10 min. 50 sec. E 489.38 feet to the point of beginning, containing 5.81 acres, and being all of Lots 2 & 3 (collectively now Lot 2) of Chandler and Robinson Subdivision Revised as recorded in Plat Book 30, Page 20, at the Warren County Clerk's office, Bowling Green, Kentucky.

Being all of the property conveyed to The Gables, LLC, a Kentucky limited liability company, by Quitclaim Deed dated July 23, 1996, and of record in Deed Book 729, Page 783, in the Warren County Clerk's office. And being thee same property conveyed from The Gables, LLC, a Kentucky limited liability company, to Allen & O'Hara Educational Properties, LLC, a Tennessee limited liability company, by deed dated March 6, 20.00, and of record in Deed Book 799, Page 387, in the Warren County Clerk's office.

                                    EXHIBIT E



                                  Bill of Sale


                       BILL OF SALE AND BLANKET ASSIGNMENT


STATE OF _______________Section
                                                 KNOW ALL MEN BY THESE PRESENTS

COUNTY OF ______________Section

THAT Allen & O'Hara Educational Properties, LLC, a Tennessee limited liability company ("Grantor"), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to ______________________ ("Grantee"), has granted, sold, assigned, transferred, conveyed, and delivered and does by these presents grant, sell, assign, transfer, convey, and deliver unto the said Grantee, all the following described properties, rights, and interests arising or used in connection with that certain real property described in Exhibit A attached hereto and incorporated herein by reference (the "Real Property"):


         (a) All of Grantor's right, title and interest in all (i) mechanical systems and the fixtures and equipments related thereto comprising a part of or attached to or located upon the Real Property, including, but not limited to electrical systems, plumbing systems, heating systems, air conditioning systems, security, alarm and entry systems, and satellite, cable or other television systems; (ii) carpets, drapes, blinds and other furnishings owned by Grantor and attached to or located upon the Real Property; (iii) appliances owned by Grantor, (iv) maintenance equipment, supplies and tools owned by Grantor and used in connection with the Real Property; (v) other machinery, equipment, fixtures, supplies and personal property of every kind and character owned by Grantor and located in or on or used in connection with the Real Property and (vi) all of the personal property owned by Grantor that is on or connected with the Real Property (herein, the Real Property and Personal Property are sometimes collectively referred to as the "Property");

         (b) All leases, subleases and other rental agreements (written or verbal) that grant a possessory interest in and to the Property (the "Leases"), and all security deposits, fees and prepaid rents paid in connection with such Leases;

         (c) Grantor's interest in the service contracts and agreements for the lease of furniture and equipment which are connected with or related to the Property ("the Contracts");

         (d) Grantor's interest in all transferable warranties, guaranties, and bonds held by Grantor pertaining to the building, improvements, fixtures, personalty and other properties comprising the Property;

         (e) Grantor's interest in all site plans, surveys, plans and specifications, floor plans, art work and brochures which relate to the Property;

         (f) Grantor's interest in and all utility deposits and the right to the use of any names, marks, trademarks, tradenames and telephone numbers and listings employed in connection with the Property or the operations thereon and all transferable business licenses, permits and approvals pertaining to the Property; and

         (g) all other rights, privileges and appurtenances owned by Grantor and directly used in connection with the Property, except those Service Contracts and the Personalty Leases which Grantee affirmatively elected not to acquire from Grantor.

         TO HAVE AND TO HOLD the assets hereby sold, transferred and assigned unto Grantee, its successors and assigns forever and Grantor binds itself and its successors and assigns to forever WARRANT AND DEFEND the assets hereby sold unto Grantee, its successors and assigns, forever against every person whomsoever lawfully claiming or to claim such herein described assets or any part thereof by, through or under Grantor, but not otherwise. Provided, however, Seller does not warrant its title to the items set forth in subsection (f) above.

         It is understood and agreed that, by its execution hereof, Grantee hereby assumes and agrees to perform all of the terms, covenants and conditions of the Leases, on the part of the lessor therein required to be performed from and after the date hereof including, but not limited to, the obligation to repay, in accordance with the terms of such Leases, to such lessees, all security deposits (to the extent such security deposits are delivered to Grantee by Grantor pursuant to this Bill of Sale and Blanket Assignment) required to be repaid by the terms thereof and to indemnify, save and hold harmless Grantor from any and all liability, claims or causes of action, loss, cost, or expense (including reasonable attorneys' fees) arising out of or relating to Grantee's failure to perform any of the obligations of Grantor arising under the Leases after the date hereof, or the claims of any tenants to security deposits, prepaid rents, future rent concessions or rebates which are transferred to Grantee by Grantor pursuant to this Bill of Sale and Blanket Assignment.

         It is understood and agreed that, by its execution hereof, Grantee hereby assumes and agrees to perform all of the terms, covenants and conditions contained in all Contracts and such other documents and instruments assigned hereunder from and after the date hereof, to discharge any and all such obligations of Grantor under said Contracts, documents and instruments promptly and to indemnify, save and hold harmless Grantor from any and all liability, claims, causes of action, or expense (including reasonable attorneys' fees) existing in favor of or asserted or claimed by other parties to said documents or instruments, arising out of or relating to Grantee's failure to perform any of the obligations of Grantor under the Contracts and such other documents and instruments herein assigned after the date hereof.

         It is understood and agreed that, by its execution hereof, Grantor hereby agrees to indemnify, save and hold harmless Grantee from any and all liability, claims or causes of action, loss, cost or expense (including reasonable attorneys' fees) arising out of or relating to Grantor's failure to perform any of the obligations of Grantor under the Leases prior to the date hereof. Grantor hereby further agrees to indemnify, save and hold harmless Grantee from any and all liability, claims, causes of action, or expense (including reasonable attorneys' fees) existing in favor of or asserted or claimed by other parties to any Contracts, or other documents or instruments assigned hereunder, arising out of or relating to Grantor's failure to perform any of the obligations of Grantor under the Contracts and such other documents and instruments herein assigned prior to the date hereof.

         It is further understood and agreed that Grantor will cooperate with Grantee, at no cost to Grantor, as necessary, to secure performance by any guarantor or warrantor for any work which Grantee believes should be performed by such guarantor or warrantor pursuant to any of the guaranties or warranties herein assigned.

         IN WITNESS WHEREOF, Grantor has caused this Bill of Sale and Blanket Assignment to be executed effective as of the ________day of
___________________.

                                  GRANTOR:

                                  Allen & O'Hara Educational Properties, LLC, a Tennessee limited liability company



                                  By:               /s/
                                      --------------------------------------
                                  Its:
                                      --------------------------------------


                                  GRANTEE:

                                                      /s/
                                      -----------------------------------

                                      -----------------------------------

                                   EXHIBIT "A"

                       [Legal Description of the Property]




The Gables Apartments, located at 1909 Creason Street, Bowling Green, Kentucky 42101, and more particularly described as follows:

Beginning at an iron pin set in the northwest right-of-way intersection of Creason Street and Robinson Avenue; thence with the right-of-way line of Creason Street S 40 deg. 57 min. 40 sec. W 210.23 feet to an iron pin; thence with a curve to the right having a radius of 507.03 feet, an arc length of 197.47 feet and a chord bearing and distance of S 52 deg. 07 min. 06 sec. W 196.22 feet to an iron pin; thence S 63 deg. 16 min. 31 sec. W 202.60 feet to an iron pin, corner common to Lot 1 of Plat Book 27, Page 151; thence leaving said right-of-way and with the common line of said Lot 1 N 51 deg. 41 min. 29 sec. W
340.78 feet to an iron pin located in the southeast right-of-way line of the CSX Railroad; thence leaving said common line and with the right-of-way line of the CSX Railroad N 37 deg. 41 min. 31 sec. E 562.99 feet to an iron pin located in the southwest right-of-way of Robinson Avenue; thence leaving said Railroad right-of-way and with the right-of-way line of Robinson Avenue S 54 deg. 10 min. 50 sec. E 489.38 feet to the point of beginning, containing 5.81 acres, and being all of Lots 2 & 3 (collectively now Lot 2) of Chandler and Robinson Subdivision Revised as recorded in Plat Book 30, Page 20, at the Warren County Clerk's office, Bowling Green, Kentucky.

Being all of the property conveyed to The Gables, LLC, a Kentucky limited liability company, by Quitclaim Deed dated July 23, 1996, and of record in Deed Book 729, Page 783, in the Warren County Clerk's office. And being thee same property conveyed from The Gables, LLC, a Kentucky limited liability company, to Allen & O'Hara Educational Properties, LLC, a Tennessee limited liability company, by deed dated March 6, 20.00, and of record in Deed Book 799, Page 387, in the Warren County Clerk's office.